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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported):  FEBRUARY 2, 1998


                                  EXCITE, INC.
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             (Exact name of Registrant as specified in its charter)



                                   CALIFORNIA
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                 (State or other jurisdiction of incorporation)



              0-28064                                    77-0378215
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           (Commission                                  (IRS Employer
           File Number)                              Identification No.)


       555 Broadway, Redwood City, CA                           94063
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  (Address of principal executive offices)                    (Zip Code)


                                 (415) 568-6000
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report)
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ITEM 2:  ACQUISITION OR DISPOSTION OF ASSETS.

         On February 2, 1998, Excite, Inc. (the "Company"), entered into a definitive agreement to acquire Matchlogic, Inc., a Delaware corporation ("Matchlogic"). In connection with this acquisition, the Company issued approximately 3.1 million shares of its Common Stock to Matchlogic stockholders, approximately 240,000 of which are subject to an escrow to secure certain indemnification obligations. Excite also assumed outstanding options and warrants to purchase shares of Matchlogic capital stock, which options and warrants are exercisable for 440,409 and 83,584 shares, respectively, of Excite Common Stock. The Company has requested a ruling from the Securities and Exchange Commission (the "SEC") with respect to the appropriateness of the accounting of the transaction as a pooling of interests and other customary conditions. In the event that the SEC determines that the transaction would not be properly accounted for as a pooling of interests, the acquisition would be accounted for as a purchase. If this transaction were to be accounted for as a purchase, the Company could incur substantial charges relating to the amortization of goodwill and other intangible assets or other charges which could have a material adverse effect on the Company's business, results of operations and financial condition. The Company intends to file a Registration Statement on Form S-8 with respect to these assumed options and upon the filing of such Registration Statement on Form S-8, any shares of Common Stock subject to options which are exercisable will be available for resale in the public market. In addition, the Company is obligated to file, within 90 days of the closing of the acquisition, a Registration Statement on Form S-3 with respect to the resale of the shares of the Company's Common Stock issued to Matchlogic security holders in connection with the acquisition or issuable upon exercise of assumed warrants.

         The information set forth in the Company's press releases dated January 15 and February 7, 1998 and filed as an exhibit to this report is incorporated herein by reference.

ITEM 5:  OTHER EVENTS.

         Earnings Announcement and Operating Highlights.

         On January 22, 1998, the Company reported financial results for the fourth quarter of 1997 and for the entire 1997 year and also reported operating highlights for the fourth quarter of 1997. The information set forth in the Company's press release dated January 22, 1998 and filed as an exhibit with this report is incorporated herein by reference.

         Recent Hirings.

         On February 10, 1998, the Company announced the addition of Denise McGuire as Vice President of Business Development and Hilleary Hoskinson as Vice President of Customer Acquisition and Loyalty.





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         Forward Looking Statements.

         The Press Releases filed as exhibits to this report both include "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements about the Registrant's business contained in the Press Releases are "forward-looking" rather than "historic." The Press Releases also state that a more thorough discussion of factors affecting the Company's operating results is included in the Company's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1996, and the Company's other reports filed with the SEC.

ITEM 7:    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) Financial Statements of Businesses Acquired

          The Company intends to file the required historical financial statements for Matchlogic no later then 60 days after the date of this Form 8-K.

      (b) Pro Forma Financial Information

          The Company intents to file the required pro forma financial statements reflecting the acquisition of Matchlogic by the Company no later than 60 days after the date of this Form 8-K.


      (c)        Exhibits.

                 The following exhibits are filed herewith:

                 2.1 Agreement and Plan of Reorganization dated as of January 15, 1998 by and among the Company, XCite Acquisition Corporation, Matchlogic, TL Ventures III, L.P., TL Ventures III Offshore, TL Ventures III Interfund L.P., Sequel Limited Partnership, Sequel Euro Limited Partnership, Internet Capital Group, L.L.C., Data Strategies, Inc., and Gary Anderson.

                 91.1     Press Release dated January 15, 1998.

                 99.2     Press Release dated January 22, 1998.

                 99.3     Press Release dated February 4, 1998.





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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  EXCITE, INC.



Date:  February 17, 1998          By: /s/ Robert C. Hood
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                                      Robert C. Hood
                                      Executive Vice President, Chief
                                      Administrative Officer and Chief
                                      Financial Officer

















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                                 EXHIBIT INDEX

Exhibit 2.1 Agreement and Plan of Reorganization dated as of January 15, 1998 by and among the Company, XCite Acquisition Corporation, Matchlogic, TL Ventures III, L.P., TL Ventures III Offshore, TL Ventures III Interfund L.P., Sequel Limited Partnership, Sequel Euro Limited Partnership, Internet Capital Group, L.L.C., Data Strategies, Inc., and Gary Anderson.

Exhibit 99.1     Press Release dated January 15, 1998.

Exhibit 99.2     Press Release dated January 22, 1998.

Exhibit 99.3     Press Release dated February 4, 1998.




















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